Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2018 with respect to the consolidated financial statements and internal control over financial reporting of GCI Liberty, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

Seattle, Washington
March 14, 2018

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd